UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2008
Date of Report (Date of earliest event reported)

EXPLORATION DRILLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Mendelstrasse 11, Technologiehof,
D-48149, Muenster, Germany
(Address of principal executive offices)		(Zip Code)

0049-2364-604428
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS

The Board of Directors of Exploration Drilling International Inc. (the “Company”) have resolved to suspend the Company’s 2006 Stock Option Plan (the “2006 Plan”) and to adopt a new 2008 Stock Option Plan (the “2008 Plan”).

Suspension of 2006 Plan

The Company’s Board of Directors resolved that no further options are to be granted under the 2006 Plan. The 2006 Plan will be terminated once all of the outstanding options previously granted under that plan have been exercised, have expired or have otherwise been terminated. The Company will continue to honor the terms of any outstanding options granted under the 2006 Plan.

Adoption of 2008 Plan

The 2008 Plan allows the Company to grant options to its officers, directors and employees. In addition, the Company may grant options to individuals who act as consultants to the Company, so long as those consultants do not provide services connected to the offer or sale of the Company’s securities in capital raising transactions and do not directly or indirectly promote or maintain a market for the Company’s securities.

A total of 12,000,000 shares of the Company’s common stock are available for issuance upon the exercise of options granted under the 2008 Plan. After January 1, 2009, the Company’s Board of Directors may increase the number of shares that may be issued under the 2008 Plan, provided that the maximum aggregate number of shares that may be optioned and sold under the 2008 Plan cannot, at any time, exceed 10% of the total number of shares of the Company’s common stock outstanding.

The exercise price for options granted under the 2008 Plan cannot be less than 75% of the fair market value of the Company’s common stock as determined under the 2008 Plan.

The above summary is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

10.1	Exploration Drilling International Inc. 2008 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORATION DRILLING INTERNATIONAL INC.

Date: October 9, 2008
	By:	/s/ Guenter Thiemann

GUENTER THIEMANN
Chief Financial Officer and Treasurer